Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(612) 8253 0390
Facsimile:	(612) 8253 1888

2 June 2006

Company Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
677,886	$13.87	30 May 2006	Rank equally
677,886

Paid up and quoted capital:  1,832,039,170 fully paid ordinary shares.

Yours faithfully

Anna O’Connell
Head of Group Secretariat

Appendix 3B

New issue announcement

Rule 2.7, 3.10.3, 3.10.4, 3.10.5

Appendix 3B

New issue announcement,

application for quotation of additional securities

and agreement

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/7/96. Origin: Appendix 5. Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003.

Name of entity
Westpac Banking Corporation

ABN
33 007 457 141

We (the entity) give ASX the following information.

Part 1 - All issues

You must complete the relevant sections (attach sheets if there is not enough space).

1	+Class of +securities issued or to be issued	Fully Paid Ordinary Shares

2	Number of +securities issued or to be issued (if known) or maximum number which may be issued	677,886

3

Principal terms of the +securities (eg,
if options, exercise price and expiry
date; if partly paid +securities, the
amount outstanding and due dates
for payment; if +convertible
securities, the conversion price and
dates for conversion)

 Ordinary shares issued upon exercise of options in
 terms of the Westpac Senior Officers’ Share
 Purchase Scheme and/or General Management Share
 Option Plan and/or Westpac Performance Plan
 and/or Chief Executive Share Agreement (employee
 incentive share schemes)

Appendix 3B

New issue announcement

4

Do the +securities rank equally in all
respects from the date of allotment
with an existing +class of quoted
+securities?

If the additional securities do not
rank equally, please state:
•   the date from which they do
•   the extent to which they
    participate for the next dividend,
    (in the case of a trust,
    distribution) or interest payment
•   the extent to which they do not
    rank equally, other than in
    relation to the next dividend,
    distribution or interest payment

		Yes

5	Issue price or consideration	$13.87

6	Purpose of the issue (If issued as consideration for the acquisition of assets, clearly identify those assets)	Refer clause 3

7	Dates of entering +securities into uncertificated holdings or despatch of certificates	30 May 2006

Appendix 3B

New issue announcement

		Number	+Class
8	Number and +class of all +securities quoted on ASX (including the securities in clause 2 if applicable)	1,832,039,170 600,000 400,000 320,000 180,000 250,000 350,000 250,000 375,000

 Fully Paid Ordinary Shares

 Series-2003-2 Fully Paid
 Senior Fixed Rate Medium
 Term Notes
 ASX Stock Code WBCHB

 Series 2003-3 Fully Paid
 Senior Floating Rate
 Medium Term Notes
 ASX stock code WBCHC

 Series 2003-5 Fully Paid
 Subordinated Fixed Rate
 Medium Term Notes
 ASX Code WBCHD

 Series 2003-4 Fully Paid
 Subordinated Floating Rate
 Medium Term Notes
 ASX Stock Code WBCHE

 Series 2005-3 Fully Paid
 Subordinated Floating Rate
 Medium Term Notes
 SX Code WBCHF

 Series 2005-2 Fully Paid
 Subordinated Floating Rate
 Medium Term Notes
 ASX Code WBCHG

 Series 2005-5 Fully Paid
 Senior Fixed Rate Medium
 Term Notes
 ASX Code WBCHH

 Series 2005-6 Fully Paid
 Senior Floating Rate
 Medium Term Notes
 ASX Code WBCHI

Appendix 3B
New issue announcement

		Number	+Class
9	Number and +class of all +securities not quoted on ASX (including the securities in clause 2 if applicable)	2,793,000 1,006,155 4,486,573 22,485,471	Chief Executive Agreements General Management Share Option Plan Senior Officers Share Purchase Scheme Westpac Performance Plan

10	Dividend policy (in the case of a trust, distribution policy) on the increased capital (interests)	Rank equally for dividends

Part 2 - Bonus issue or pro rata issue

11	Is security holder approval required?

12	Is the issue renounceable or non-renounceable?

13	Ratio in which the +securities will be offered

14	+Class of +securities to which the offer relates

15	+Record date to determine entitlements

16	Will holdings on different registers (or subregisters) be aggregated for calculating entitlements?

17	Policy for deciding entitlements in relation to fractions

18

Names of countries in which the
entity has +security holders who will
not be sent new issue documents

Note: Security holders must be told how their entitlements are to be dealt with.

Cross reference: rule 7.7.

19	Closing date for receipt of acceptances or renunciations

20	Names of any underwriters

21	Amount of any underwriting fee or commission

22	Names of any brokers to the issue

23	Fee or commission payable to the broker to the issue

24	Amount of any handling fee payable to brokers who lodge acceptances or renunciations on behalf of +security holders

25	If the issue is contingent on +security holders’ approval, the date of the meeting

26	Date entitlement and acceptance form and prospectus or Product Disclosure Statement will be sent to persons entitled

27	If the entity has issued options, and the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders

28	Date rights trading will begin (if applicable)

29	Date rights trading will end (if applicable)

30	How do +security holders sell their entitlements in full through a broker?

31	How do +security holders sell part of their entitlements through a broker and accept for the balance?

32	How do +security holders dispose of their entitlements (except by sale through a broker)?

33	+Despatch date

Part 3 - Quotation of securities
You need only complete this section if you are applying for quotation of securities

34	Type of securities (tick one)

(a)	Securities described in Part 1

(b)	All other securities

Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities

Entities that have ticked box 34(a)

Additional securities forming a new class of securities
Tick to indicate you are providing the information or
documents

35	If the +securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional +securities held by those holders

36	If the +securities are +equity securities, a distribution schedule of the additional +securities setting out the number of holders in the categories
1–1,000 1,001–5,000 5,001–10,000 10,001–100,000 100,001 and over

37	A copy of any trust deed for the additional +securities

Appendix 3B
New issue announcement

Entities that have ticked box 34(b)

38		Number of securities for which +quotation is sought

39		Class of +securities for which quotation is sought

40		Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?
If the additional securities do not rank equally, please state:
	•	the date from which they do
	•	the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment
	•	the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

41		Reason for request for quotation now
Example: In the case of restricted securities, end of restriction period
(if issued upon conversion of another security, clearly identify that other security)
			Number	+Class
42		Number and +class of all +securities quoted on ASX (including the securities in clause 38)

+  See chapter 19 for defined terms.

Appendix 3B
New issue announcement

Quotation agreement

1                                         +Quotation of our additional +securities is in ASX’s absolute discretion. ASX may quote the +securities on any conditions it decides.

2                                         We warrant the following to ASX.

•                                          The issue of the +securities to be quoted complies with the law and is not for an illegal purpose.

•                                          There is no reason why those +securities should not be granted +quotation.

•                                          An offer of the +securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act.

Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty

•                                          Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted.

•                                          We warrant that if confirmation is required under section 1017F of the Corporations Act in relation to the +securities to be quoted, it has been provided at the time that we request that the +securities be quoted.

•                                          If we are a trust, we warrant that no person has the right to return the +securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.

+  See chapter 19 for defined terms.

Appendix 3B
New issue announcement

3                                         We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement.

4                                         We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before +quotation of the +securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete.

Sign here:		Date: 2 June 2006

Print name:	Anna O’Connell
Secretary

== == == == ==

+  See chapter 19 for defined terms.